Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2017, with respect to the consolidated financial statements of Integrity Applications, Inc., which is incorporated by reference in the Form  S-1 Registration Statement and Prospectus. We consent to the use of aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL
Tel Aviv, Israel
December 21, 2017